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                                 THE GALAXY FUND
                                   ("GALAXY")

                              AMENDED AND RESTATED
                  PLAN PURSUANT TO RULE 18f-3 FOR OPERATION OF
                              A MULTI-CLASS SYSTEM

                                 I. INTRODUCTION

          On February 23, 1995, the Securities and Exchange Commission (the "Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On May 25, 1995, the Board of Trustees of Galaxy authorized Galaxy to operate its multi-class distribution structure in compliance with Rule 18f-3. On October 10, 1995, Galaxy filed a Plan pursuant to Rule 18f-3 for operation of a multi-class system (the "Prior Plan"), which had been approved by the Board of Trustees of Galaxy on September 7, 1995, with the Commission. Prior to the filing of the Prior Plan, Galaxy operated a multi-class distribution structure pursuant to an exemptive order granted by the Commission on February 19, 1992. The Amended and Restated Plan pursuant to Rule 18f-3 for operation of a multi-class system presented herewith, which was approved by the Board of Trustees of Galaxy on September 5, 2002, supersedes the Prior Plan and any subsequent Plans pursuant to Rule 18f-3 approved by the Board of Trustees of Galaxy prior to February 27, 2003.

                            II. ATTRIBUTES OF CLASSES

A.   GENERALLY

          Galaxy shall offer (a) two classes of shares -- Retail A Shares and Trust Shares -- in the Money Market Fund, Government Money Market Fund, Tax-Exempt Money Market Fund and U.S. Treasury Money Market Fund, (b) three classes of shares -- Class I Shares, Class II Shares and Class III Shares -- in the Institutional Money Market Fund, Institutional Treasury Money Market Fund, Institutional Government Money Market Fund and Institutional Prime Money Market Fund, and (c) two classes of shares -- Retail A Shares and Prime Shares -- in the Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, New York Municipal Money Market Fund, New Jersey Municipal Money Market Fund and Florida Municipal Money Market Fund (each a "Fund" and collectively, the "Money Market Funds").

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          In general, shares of each class shall be identical except for different expense variables (which will result in different returns for each class), certain related rights and certain shareholder services. More particularly, the Retail A Shares, the Prime Shares, the Trust Shares, the Class I Shares, the Class II Shares and/or the Class III Shares of each Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to a class pursuant to the Shareholder Services Plan or Distribution and Services Plan adopted for that class, (ii) transfer agency expenses, and (iii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees; (b) the fact that (i) the Retail A Shares shall vote separately on any matter submitted to holders of Retail A Shares that pertains to the Shareholder Services Plan adopted for that class; (ii) the Prime Shares shall vote separately on any matter submitted to holders of Prime Shares that pertains to the Distribution and Services Plan adopted for that class; (iii) the Trust Shares shall vote separately on any matter submitted to holders of Trust Shares that pertains to the Shareholder Services Plan adopted for that class; (iv) the Class II Shares shall vote separately on any matter submitted to holders of Class II Shares that pertains to the Shareholder Services Plan adopted for that class; (v) the Class III Shares shall vote separately on any matter submitted to holders of Class III Shares that pertains to the Shareholder Services Plan adopted for that class; and (vi) each class shall vote separately on any matter submitted to shareholders that pertains to the class expenses borne by that class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares; and (e) the different shareholder services relating to a class of shares.

B.   DISTRIBUTION ARRANGEMENTS, EXPENSES AND SALES CHARGES

               RETAIL A SHARES

               Retail A Shares of the Money Market Funds shall be offered to Direct Investors and shall be offered to Institutions who purchase shares on behalf of Customers.

               Retail A Shares of the Money Market Funds shall not be subject to a sales charge.

               Retail A Shares of the Money Market Funds shall be subject to a shareholder servicing fee payable pursuant to the Shareholder Services Plan adopted for that class of up to .25% (on an annualized basis) of the average daily net asset value of the Retail A Shares beneficially owned by Customers of Institutions.

               Services provided by Institutions for such fee may include: (a) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with Galaxy's distributor; (b) processing dividend payments from a Money Market Fund; (c) providing Customers with information as to their position in Retail A Shares; (d) providing sub-accounting with respect to Retail A Shares or the information necessary for sub-accounting; and (e) providing periodic mailings to Customers.

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               Galaxy shall initially limit the shareholder servicing fee payable by Retail A Shares of the Money Market Funds pursuant to the Shareholder Services Plan adopted for that class to an amount which shall not initially exceed .10% (on an annualized basis) of the average daily net asset value of Retail A Shares beneficially owned by Customers of Institutions.

               PRIME SHARES

               Prime Shares of the Money Market Funds shall be offered through selected broker-dealers to individual or institutional customers.

               Prime Shares of the Money Market Funds shall not be subject to a sales charge.

               Prime Shares of the Money Market Funds will be subject to a fee payable pursuant to the Distribution and Services Plan adopted for that class
(a) for distribution expenses, which shall not initially exceed .75% (on an annualized basis) of the average daily net asset value of the Money Market Funds' respective outstanding Prime Shares, and (b) for administrative support services, which shall not initially exceed .25% (on an annualized basis) of the average daily net assets attributable to Prime Shares of the respective Money Market Funds that are owned of record or beneficially by customers of Service Organizations that provide administrative support services with respect to such customers' Prime Shares.

               Administrative support services provided under the Distribution and Services Plan may include, but are not limited to, (a) processing dividend and distribution payments; (b) providing beneficial owners with statements showing their positions in Prime Shares; (c) arranging for bank wires; (d) responding to routine inquiries from beneficial owners concerning their investments in Prime Shares; (e) providing subaccounting services for Prime Shares; (f) forwarding shareholder communications, such as proxies, shareholder reports, dividends and tax notices, and updating prospectuses to beneficial owners; and (g) aggregating and processing purchase and redemption orders and placing net purchase and redemption orders for beneficial owners.

               TRUST SHARES

               Trust Shares of the Money Market Funds shall be offered to investors maintaining qualified accounts at bank and trust institutions, including subsidiaries of FleetBoston Corporation, and with respect to each Money Market Fund other than the Tax-Exempt Fund, to participants in employer-sponsored defined contribution plans.

               Trust Shares of the Money Market Funds shall not be subject to a sales charge and shall not initially be subject to the shareholder servicing fee payable pursuant to the Shareholder Services Plan adopted but not yet implemented with respect to that class.

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               CLASS I SHARES

               Class I Shares of the Money Market Funds shall be offered to institutional investors purchasing Class I Shares of the Money Market Funds on their own behalf and to financial institutions, such as banks, savings and loan associations and broker-dealers, including financial institutions affiliated with FleetBoston Financial Corporation, that are purchasing Class I Shares of the Money Market Funds on behalf of their Customers.

               Class I Shares of the Money Market Funds shall not be subject to a sales charge and shall not initially be subject to any distribution or shareholder servicing fees.

               CLASS II SHARES

               Class II Shares of the Money Market Funds shall be offered to qualified financial institutions that are purchasing Class II Shares of the Money Market Funds on behalf of their Customers. A qualified financial institution is an institution such as a bank, savings and loan association or broker-dealer, including a financial institution affiliated with FleetBoston Financial Corporation, that has entered into a sales agreement and a servicing agreement with respect to Class II Shares of the Money Market Funds.

               Class II Shares of the Money Market Funds shall not be subject to a sales charge.

               Class II Shares of the Money Market Funds shall be subject to a shareholder servicing fee payable pursuant to the Shareholder Services Plan adopted for that class of up to .25% of the average daily net asset value of the Class II Shares beneficially owned by Customers of Service Organizations.

               Services provided by Service Organizations for such fee may include: (a) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with Galaxy's distributor; (b) processing dividend payments from a Money Market Fund; (c) providing Customers with information as to their position in Class II Shares; (d) providing sub-accounting with respect to Class II Shares or the information necessary for sub-accounting; and (e) providing periodic mailings to Customers.

               Galaxy shall initially limit the total fees payable by Class II Shares of the Money Market Funds pursuant to the Shareholder Services Plan adopted for that class to an amount which shall not initially exceed .15% (on an annualized basis) of the average daily net asset value of Class II Shares beneficially owned by Customers of Service Organizations.

               CLASS III SHARES

               Class III Shares of the Money Market Funds shall be offered to qualified financial institutions that are purchasing Class III Shares of the Money Market Funds on behalf of their Customers. A qualified financial institution is an institution such as a bank, savings and loan association or broker-dealer, including a financial institution affiliated with FleetBoston

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Financial Corporation, that has entered into a sales agreement and a servicing agreement with respect to Class III Shares of the Money Market Funds. Class III Shares of the Institutional Treasury Money Market Fund shall also be offered to shareholders of the Pillar U.S. Treasury Securities Plus Fund who purchased their shares of such Fund directly from The Pillar Funds and who received Class III Shares of the Institutional Treasury Money Market Fund in connection with the reorganization of The Pillar Funds into Galaxy.

               Class III Shares of the Money Market Funds shall not be subject to a sales charge.

               Class III Shares of the Money Market Funds shall be subject to a shareholder servicing fee payable pursuant to the Shareholder Services Plan adopted for that class of up to .25% of the average daily net asset value of the Class III Shares beneficially owned by Customers of Service Organizations.

               Services provided by Service Organizations for such fee may include: (a) aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with Galaxy's distributor; (b) processing dividend payments from a Money Market Fund; (c) providing Customers with information as to their position in Class III Shares; (d) providing sub-accounting with respect to Class III Shares or the information necessary for sub-accounting; and (e) providing periodic mailings to Customers.

               Galaxy shall initially limit the total fees payable by Class III Shares of the Money Market Funds pursuant to the Shareholder Services Plan adopted for that class to an amount which shall not initially exceed .15% (on an annualized basis) of the average daily net asset value of Class III Shares beneficially owned by Customers of Service Organizations.

C.   EXCHANGE PRIVILEGES

          RETAIL A SHARES

          Holders of Retail A Shares generally shall be permitted to exchange their Retail A Shares in a Fund for Retail A Shares of other Funds of Galaxy. Galaxy shall not initially charge any exchange fee.

          PRIME SHARES

          Galaxy shall not initially offer an exchange privilege to holders of Prime Shares.

          TRUST SHARES

          Galaxy shall not initially offer an exchange privilege to holders of Trust Shares.

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          CLASS I SHARES

          Holders of Class I Shares who are customers financial institutions generally shall be permitted to exchange their Class I Shares in a Fund for Retail A Shares of other Funds of Galaxy. Galaxy shall not initially charge any exchange fees.

          CLASS II SHARES

          Galaxy shall not initially offer an exchange privilege to holders of Class II Shares.

          CLASS III SHARES

          Galaxy shall not initially offer an exchange privilege to holders of Class III Shares.

D.   CONVERSION FEATURES

          RETAIL A SHARES, PRIME SHARES, TRUST SHARES, CLASS I SHARES, CLASS II SHARES AND CLASS III SHARES

          Galaxy shall not initially offer a conversion feature to holders of Retail A Shares, Prime Shares, Trust Shares, Class I Shares, Class II Shares and Class III Shares.

E.   SHAREHOLDER SERVICES

          1.   RETIREMENT PLANS

               RETAIL A SHARES, PRIME SHARES, TRUST SHARES, CLASS I SHARES, CLASS II SHARES AND CLASS III SHARES

               Galaxy shall not initially make Retail A Shares, Prime Shares, Trust Shares, Class I Shares, Class II Shares or Class III Shares of the Funds available for purchase in connection with any retirement plans.

          2.   CHECKWRITING PRIVILEGE

               RETAIL A SHARES

               Galaxy shall initially offer a checkwriting privilege to holders of Retail A Shares. A charge for use of the checkwriting privilege may be imposed by Galaxy.

               PRIME SHARES, TRUST SHARES, CLASS I SHARES, CLASS II SHARES AND CLASS III SHARES

               Galaxy shall not initially offer a checkwriting privilege to holders of Prime Shares, Trust Shares, Class I Shares, Class II Shares or Class III Shares.

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          3.   AUTOMATIC INVESTMENT PROGRAM

               RETAIL A SHARES

               Galaxy shall initially offer an automatic investment program whereby a Direct Investor generally may purchase Retail A Shares of a Fund on a monthly or quarterly basis by having a specific amount of money debited from his/her account at a financial institution.

               Galaxy shall not initially offer an automatic investment program to Customers of Institutions with respect to Retail A Shares.

               PRIME SHARES, TRUST SHARES, CLASS I SHARES, CLASS II SHARES AND CLASS III SHARES

               Galaxy shall not initially offer an automatic investment program to holders of Prime Shares, Trust Shares, Class I Shares, Class II Shares or Class III Shares.

          4.   SYSTEMATIC WITHDRAWAL PLAN

               RETAIL A SHARES

               Galaxy shall initially offer a systematic withdrawal plan which, in general, shall permit a Direct Investor to automatically redeem Retail A Shares on a monthly, quarterly, semi-annual or annual basis.

               Galaxy shall not initially offer a systematic withdrawal plan to Customers of Institutions with respect to Retail A Shares.

               PRIME SHARES, TRUST SHARES, CLASS I SHARES, CLASS II SHARES AND CLASS III SHARES

               Galaxy shall not initially offer a systematic withdrawal plan to holders of Prime Shares, Trust Shares, Class I Shares, Class II Shares or Class III Shares.

          5.   COLLEGE INVESTMENT PROGRAM

               RETAIL A SHARES

               Galaxy shall initially offer a college investment program whereby a Direct Investor may purchase Retail A Shares of a Fund as a means to finance a college savings plan.

               Galaxy shall not initially offer a college investment program to Customers of Institutions with respect to Retail A Shares.

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               PRIME SHARES, TRUST SHARES, CLASS I SHARES, CLASS II SHARES AND
               CLASS III SHARES

               Galaxy shall not initially offer a college investment program to holders of Prime Shares, Trust Shares, Class I Shares, Class II Shares or Class III Shares.

          6.   DIRECT DEPOSIT PROGRAM

               RETAIL A SHARES

               Galaxy shall initially offer a direct deposit program whereby a Direct Investor generally may purchase Retail A Shares of a Fund by having social security payments automatically deposited into his or her Fund account.

               Galaxy shall not initially offer a direct deposit program to Customers of Institutions with respect to Retail A Shares.

               PRIME SHARES, TRUST SHARES, CLASS I SHARES, CLASS II SHARES AND CLASS III SHARES

               Galaxy shall not initially offer a direct deposit program to holders of Prime Shares, Trust Shares, Class I Shares, Class II Shares or Class III Shares.

          7.   INFORMATION SERVICES

               RETAIL A SHARES

               Galaxy shall initially offer Direct Investors a Galaxy Shareholder Services telephone number which, in general, will provide a Direct Investor with account information and recent exchange transaction information. Galaxy shall not initially offer a shareholder services telephone number to Customers of Institutions with respect to Retail A Shares.

               PRIME SHARES, TRUST SHARES, CLASS I SHARES, CLASS II SHARES AND CLASS III SHARES

               Galaxy shall initially offer holders of Prime Shares, Trust Shares, Class I Shares, Class II Shares and Class III Shares a telephone number to call for applications and information concerning initial purchases and current performance and a telephone number to call for additional purchases, redemptions, exchanges and other shareholder services.

               Galaxy shall initially offer holders of Class III Shares of the Institutional Treasury Money Market Fund who were former shareholders of the Pillar U.S. Treasury Securities Plus Fund and purchased their shares of such Fund directly from The Pillar Funds, the information services described for Retail A Shares.

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          8.   PAYROLL DEDUCTION PROGRAM

               RETAIL A SHARES

               Galaxy shall initially offer a payroll deduction program whereby a Direct Investor may purchase Retail A Shares of a Fund each pay period by having a specific amount of money debited from his/her paycheck.

               Galaxy shall not initially offer a payroll deduction program to Customers of Institutions with respect to Retail A Shares.

               PRIME SHARES, TRUST SHARES, CLASS I SHARES, CLASS II SHARES AND CLASS III SHARES

               Galaxy shall not initially offer a payroll deduction program to holders of Prime Shares, Trust Shares, Class I Shares, Class II Shares or Class III Shares.

F.   METHODOLOGY FOR ALLOCATING EXPENSES AMONG CLASSES

          Class-specific expenses of a Fund shall be allocated to the specific class of shares of that Fund. Non-class-specific expenses of a Fund shall be allocated in accordance with Rule 18f-3(c) under the 1940 Act.

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